Exhibit 99.1

SPX Reports Fourth Quarter and Full-Year 2023 Results

GAAP EPS of $0.67 in Q4 2023 Compared with $(0.55) in Q4 2022
GAAP EPS of $3.10 in Full-Year 2023 Compared with $0.43 in Full-Year 2022
GAAP Net Income of $89.9 million in Full-Year 2023 Compared with $0.2 million in Full-Year 2022
Q4 and Full-Year Adjusted EPS* of $1.25 and $4.31 in 2023 Compared with $1.17 and $3.10 in 2022
Introducing 2024 Full-Year Adjusted EPS* Guidance Range of $4.85-$5.15

CHARLOTTE, N.C., Feb. 22, 2024 (GLOBE NEWSWIRE) -- SPX Technologies, Inc. (NYSE:SPXC) (“SPX”, the “Company”, “we” or “our”) today reported results for the fourth quarter and year ended December 31, 2023.

Gene Lowe, President and CEO, remarked, “I am very pleased with our full-year 2023 results, including Adjusted EBITDA* growth of 50% and Adjusted EPS* growth of 39%, which is near the top end of our guidance range. Our strong Q4 performance included record margin and profitability in our HVAC segment, supported by robust customer demand and solid operational execution.”

Mr. Lowe continued, “I am proud of our team’s accomplishments over the past year. We made significant progress on our key initiatives, including digital, continuous improvement, and sustainability. We completed two strategic acquisitions in our HVAC segment that strengthened our positions in the attractive Engineered Air Movement (EAM) and Electrical Heating markets. Recently, we further expanded our position in EAM with the acquisition of Ingénia, a provider of high-value custom air handling units that broadens our growth opportunities and geographic reach.”

Mr. Lowe further commented, “Looking ahead we see continued demand strength in key markets and solid execution trends in our businesses, positioning us well to achieve another year of strong revenue and earnings growth. For 2024, we anticipate Adjusted EBITDA* in a range of $375 million to $405 million, which reflects approximately 25% growth at the midpoint, and Adjusted EPS* in a range of $4.85 to $5.15, which reflects 16% growth at the midpoint.”

Fourth Quarter 2023 Overview:

Revenue for the fourth quarter of 2023 was $469.4 million, compared with $429.3 million in the fourth quarter of 2022.

Operating income in the fourth quarter of 2023 was $63.1 million. This compares with an operating loss of $(24.9) million in the fourth quarter of 2022, which includes the effects of a $73.9 million loss related to the divestiture of the asbestos portfolio (“Asbestos Portfolio Sale”) and a $13.4 million impairment charge related to goodwill and intangible assets. Diluted income per share from continuing operations in the fourth quarter of 2023 was $0.67, compared with a diluted loss per share from continuing operations in the fourth quarter of 2022 of $(0.55).

Adjusted operating income* in the fourth quarter of 2023 was $85.2 million, which excludes intangible amortization expense and acquisition related and other costs of $13.1 million, as well as a charge related to the resolution of a dispute with a former rep of $9.0 million. Adjusted operating income* in the fourth quarter of 2022 was $71.8 million, which excludes the effect of the $73.9 million Asbestos Portfolio Sale loss and $13.4 million impairment charge noted above, as well as intangible amortization expense and acquisition related and other costs of $8.9 million.

Adjusted earnings per share* in the fourth quarter of 2023 was $1.25, compared with $1.17 in the fourth quarter of 2022. Adjusted earnings per share* for the fourth quarter of 2023 exclude the items noted above, as well as non-service pension and post-retirement charges of $12.5 million. Adjusted earnings per share* for the fourth quarter of 2022 exclude the items noted above, as well as non-service pension and post-retirement gains of $7.2 million.

Full Year 2023 Overview:

For the full year of 2023, the Company reported revenue of $1,741.2 million and operating income of $221.9 million, compared with revenue of $1,460.9 million and operating income of $51.0 million in 2022. Operating income for the full year of 2023 included the effect of the $9.0 million charge associated with the dispute resolution noted above. Operating income for the full year of 2022 included the effect of the $73.9 million loss associated with the Asbestos Portfolio Sale and the $13.4 million impairment charge noted above.

Diluted income per share from continuing operations in 2023 was $3.10, compared with $0.43 in 2022. In addition to the $9.0 million charge noted above, diluted income per share from continuing operations in 2023 included a $3.6 million gain on an equity security associated with a fair value adjustment, and non-service pension and postretirement losses of $16.1 million. In addition to the $73.9 million loss and the $13.4 million charge noted above, diluted income per share from continuing operations in 2022 included the effect of a $16.5 million charge associated with asbestos product liability matters, and a loss of $3.0 million on an equity security associated with a fair value adjustment.

Adjusted operating income*, which excludes intangible amortization expense and acquisition-related and other costs, was $288.7 million in 2023, compared with $187.4 million in 2022. Adjusted earnings per share* in 2023 was $4.31, compared with $3.10 in 2022. Adjusted earnings per share* for both periods excludes the items noted above.

Fourth Quarter and Full-Year Financial Comparisons:

($ millions)	Q4 2023	Q4 2022	FY 2023	FY 2022
Revenue	$469.4	$429.3	$1,741.2	$1,460.9
Consolidated operating income (loss)	63.1	(24.9)	221.9	51.0
Income (loss) from continuing operations	31.6	(24.8)	144.7	19.8
Consolidated segment income*	102.8	90.5	353.2	249.6
Adjusted operating income*	85.2	71.8	288.7	187.4
* Non-GAAP financial measure. See attached schedules for reconciliation of historical non-GAAP measures to most comparable GAAP financial measure.

HVAC

Revenue for the fourth quarter of 2023 was $312.5 million, compared with $274.2 million in the fourth quarter of 2022, an increase of 14.0%, including a (2.0)% decrease in organic revenue, a 15.7% increase from the acquisition of TAMCO and ASPEQ, and a 0.3% favorable impact related to currency fluctuation. The decrease in organic revenue was primarily due to lower volumes of heating products associated with warmer-than-typical seasonal temperatures during the winter months, partially offset by higher volumes of cooling products.

Segment income in the fourth quarter of 2023 was $73.2 million, or 23.4% of revenue. This compares with segment income of $53.5 million, or 19.5% of revenue in the fourth quarter of 2022. The increase in segment income was due primarily to the higher cooling volumes and acquisitions noted above. The 390 basis points increase in segment income margin was due primarily to greater absorption of manufacturing costs associated with higher cooling volumes, improved operational execution, and more favorable sales mix associated with acquisitions.

For the full year of 2023, revenue was $1,122.3 million, compared with $913.8 million in 2022, an increase of 22.8%, including a 12.2% increase in organic revenue, a 10.8% increase from the acquisition of TAMCO and ASPEQ, and a 0.2% unfavorable impact related to currency fluctuation. The increase in organic revenue was associated with volume increases, primarily of cooling products, resulting from greater plant throughput and more stable labor and supply chain environments, as well as price increases.

For the full year of 2023, segment income was $234.4 million, or 20.9% of revenue. This compares with segment income of $135.5 million, or 14.8% of revenue in 2022. The increase in segment income was due primarily to the increase in revenue noted above. The increase in segment income margin was due primarily to the increase in revenue noted above, improved operational execution across our heating and cooling businesses, and more favorable sales mix, primarily associated with acquisitions.

Detection & Measurement

Revenue for the fourth quarter of 2023 was $156.9 million, compared with $155.1 million in the fourth quarter of 2022, an increase of 1.2%, including a (0.2)% decrease in organic revenue and a 1.4% favorable impact related to currency fluctuation. The decrease in organic revenue was due primarily to lower volumes in our location and inspection and aids to navigation businesses, partially offset by higher project-related volumes in our communication technologies business.

Segment income for the fourth quarter of 2023 was $29.6 million, or 18.9% of revenue. This compares with segment income of $37.0 million, or 23.9% of revenue in the fourth quarter of 2022. The decrease in segment income and 500 basis points decrease in segment income margin were due primarily to a less favorable mix associated with the lower volumes in our location and inspection and aids to navigation businesses, and higher project-related volumes in our communication technologies business associated with a project that has significant pass-through content, in addition to higher costs within the segment.

For the full year of 2023, revenue was $618.9 million, compared with $547.1 million in 2022, an increase of 13.1%, including a 12.4% increase in organic revenue, a 0.4% increase from the acquisition of ITL, and a 0.3% favorable impact related to currency fluctuation. The increase in organic revenue was primarily driven by higher volumes in our communication technologies, transportation and aids to navigation businesses.

For the full year of 2023, segment income was $118.8 million, or 19.2% of revenue. This compares with segment income of $114.1 million, or 20.9% of revenue in 2022. The increase in segment income was due primarily to the increase in revenues noted above. The decrease in margin was primarily due to a less favorable sales mix.

Financial Update: As of December 31, 2023, SPX had total outstanding debt of $558.3 million and total cash of $104.9 million. During the fourth quarter and full year of 2023, SPX generated net operating cash from continuing operations of $123.8 million and $243.8 million respectively. Capital expenditures for continuing operations for the fourth quarter and full year of 2023 were $7.4 million and $23.9 million, respectively.

2024 Guidance:

For the full year 2024, SPX is targeting consolidated revenue of approximately $1.93 to $2.0 billion, adjusted EBITDA* of approximately $375 to $405 million, up from $310.3 million in 2023, and adjusted earnings per share* in a range of $4.85 to $5.15.

Segment and company performance is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	$1,325-$1,375 million ($1,122 million in 2023)	21.25%-22.25% (20.9% in 2023)
Detection & Measurement	$605-$625 million ($619 million in 2023)	20.00%-21.00% (19.2% in 2023)
Total SPX Adjusted	$1.93-$2.0 billion ($1.74 billion in 2023)	21.00%-22.00% (20.3% in 2023)

Form 10-K: The Company expects to file its annual report on Form 10-K for the year ended December 31, 2023 with the Securities and Exchange Commission on or before February 29, 2024. This press release should be read in conjunction with that filing, which will be available on the Company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss fourth quarter results. The call will be simultaneously webcast via the Company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Call Access Process: To access the call by phone, please go to the following link and you will be provided with dial-in details.
https://register.vevent.com/register/BI7b79b9521d5246d0ad510138487e4a30 To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at www.spx.com.

Upcoming Investor Events: Company management plans to conduct virtual meetings with investors during the first quarter of 2024, including an Investor Day on March 26th in New York City. The event will be webcast and archived on our website. To receive an invitation to attend the event in person, please contact SPX Technologies’ Investor Relations team at spx.investor@spx.com.

About SPX Technologies, Inc: SPX Technologies, Inc. is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Technologies, Inc. has more than 4,100 employees in 15 countries. SPX Technologies, Inc. is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

Non-GAAP Presentation: This press release contains certain non-GAAP financial measures, including consolidated segment income, adjusted operating income, adjusted income from continuing operations before income taxes, adjusted income from continuing operations, adjusted earnings per share from continuing operations (or, adjusted EPS), EBITDA, Adjusted EBITDA, and organic revenue growth. These non-GAAP financial measures do not provide investors with an accurate measure of, and should not be used as a substitute for, the comparable financial measures as determined in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company believes these non-GAAP financial measures, when read in conjunction with the comparable GAAP financial measures, give investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses these non-GAAP financial measures as measures of the Company’s performance. The Company acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Refer to the tables included in this press release for the components of each of the non-GAAP financial measures, and for the reconciliations of historical non-GAAP financial measures to their respective comparable GAAP measures. Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes impacts from future acquisitions, dispositions and related transaction costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the year, the impact of foreign exchange rate changes subsequent to the end of the year, and environmental and litigation charges.

Forward-looking Statements: Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: cyclical changes and specific industry events in the Company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and the Company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; the uncertainty of claims resolution with respect to environmental and other contingent liabilities; the impact of climate change and any legal or regulatory actions taken in response thereto; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the Company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; the impact of pandemics and governmental and other actions taken in response; domestic economic, political, legal, accounting and business developments adversely affecting the Company’s business, including regulatory changes; changes in worldwide economic conditions, including as a result of geopolitical conflicts; uncertainties with respect to the Company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of any acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX Technologies disclaims any responsibility to update or revise such statements, except as required by law.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com
Source: SPX Technologies, Inc.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Revenues	$469.4	$429.3	$1,741.2	$1,460.9
Costs and expenses:
Cost of products sold	281.5	267.1	1,071.2	937.0
Selling, general and administrative	103.5	94.1	394.4	355.7
Intangible amortization	11.5	5.4	43.9	28.5
Impairment of goodwill and intangible assets	—	13.4	—	13.4
Special charges, net	0.8	0.3	0.8	0.4
Other operating expense, net	9.0	73.9	9.0	74.9
Operating income (loss)	63.1	(24.9)	221.9	51.0

Other income (expense), net	(12.4)	4.6	(10.1)	(15.2)
Interest expense	(9.2)	(2.0)	(27.2)	(9.3)
Interest income	0.2	0.3	1.7	1.7
Loss on amendment/refinancing of senior credit agreement	—	—	—	(1.1)
Income (loss) from continuing operations before income taxes	41.7	(22.0)	186.3	27.1
Income tax provision	(10.1)	(2.8)	(41.6)	(7.3)
Income (loss) from continuing operations	31.6	(24.8)	144.7	19.8

Income (loss) from discontinued operations, net of tax	—	—	—	—
Loss on disposition of discontinued operations, net of tax	(0.1)	(2.5)	(54.8)	(19.6)
Loss from discontinued operations, net of tax	(0.1)	(2.5)	(54.8)	(19.6)

Net income (loss)	$31.5	$(27.3)	$89.9	$0.2

Basic income (loss) per share of common stock:
Income (loss) from continuing operations	$0.69	$(0.55)	$3.18	$0.44
Loss from discontinued operations	—	(0.05)	(1.21)	(0.44)
Net income (loss) per share	$0.69	$(0.60)	$1.97	$—

Weighted-average number of common shares outstanding — basic	45.656	45.236	45.545	45.345

Diluted income (loss) per share of common stock:
Income (loss) from continuing operations	$0.67	$(0.55)	$3.10	$0.43
Loss from discontinued operations	—	(0.05)	(1.17)	(0.43)
Net income (loss) per share	$0.67	$(0.60)	$1.93	$—

Weighted-average number of common shares outstanding — diluted	46.873	45.236	46.612	46.221

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and equivalents	$99.4	$147.8
Accounts receivable, net	279.8	263.5
Contract assets	16.6	23.9
Inventories, net	276.7	244.0
Other current assets	37.1	41.9
Total current assets	709.6	721.1
Property, plant and equipment:
Land	17.9	13.9
Buildings and leasehold improvements	73.4	63.7
Machinery and equipment	264.4	233.4
	355.7	311.0
Accumulated depreciation	(215.2)	(201.1)
Property, plant and equipment, net	140.5	109.9
Goodwill	704.8	455.3
Intangibles, net	680.8	401.6
Other assets	188.9	197.4
Deferred income taxes	4.0	2.7
Assets of DBT and Heat Transfer	11.1	42.9
TOTAL ASSETS	$2,439.7	$1,930.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$118.7	$124.5
Contract liabilities	73.5	52.8
Accrued expenses	168.5	148.0
Income taxes payable	5.3	4.7
Short-term debt	17.9	1.8
Current maturities of long-term debt	17.3	2.0
Total current liabilities	401.2	333.8
Long-term debt	523.1	243.0
Deferred and other income taxes	77.0	34.8
Other long-term liabilities	204.1	208.3
Liabilities of DBT and Heat Transfer	39.7	31.8
Total long-term liabilities	843.9	517.9

Stockholders' equity:
Common stock	0.5	0.5
Paid-in capital	1,353.6	1,338.3
Retained earnings (deficit)	38.3	(51.6)
Accumulated other comprehensive income	261.1	257.5
Common stock in treasury	(458.9)	(465.5)
Total stockholders' equity	1,194.6	1,079.2
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,439.7	$1,930.9

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cash flows from (used in) operating activities:
Net income (loss)	$31.5	$(27.3)	$89.9	$0.2
Less: Loss from discontinued operations, net of tax	(0.1)	(2.5)	(54.8)	(19.6)
Income (loss) from continuing operations	31.6	(24.8)	144.7	19.8
Adjustments to reconcile income (loss) from continuing operations to net cash from (used in) operating activities
Loss on divestiture of asbestos-related assets and liabilities	—	73.9	—	73.9
Special charges, net	0.8	0.3	0.8	0.4
(Gain) loss on change in fair value of equity security	—	—	(3.6)	3.0
Loss on amendment/refinancing of senior credit agreement	—	—	—	1.1
Impairment of goodwill and intangible assets	—	13.4	—	13.4
Deferred and other income taxes	(2.7)	(4.5)	(25.2)	(21.4)
Depreciation and amortization	16.8	9.5	63.2	46.4
Pension and other employee benefits	13.8	(6.6)	22.0	3.4
Long-term incentive compensation	3.4	3.2	13.4	10.9
Other, net	(1.4)	(0.9)	(5.9)	0.5
Contribution to divest asbestos-related assets and liabilities	—	(138.8)	—	(138.8)
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures
Accounts receivable and other assets	47.3	20.6	30.6	(0.3)
Inventories	18.5	25.0	(3.1)	(53.4)
Accounts payable, accrued expenses and other	(4.2)	3.9	7.0	(73.7)
Cash spending on restructuring actions	(0.1)	—	(0.1)	(0.4)
Net cash from (used in) continuing operations	123.8	(25.8)	243.8	(115.2)
Net cash from (used in) discontinued operations	2.7	(0.5)	(35.3)	(21.6)
Net cash from (used in) operating activities	126.5	(26.3)	208.5	(136.8)

Cash flows from (used in) investing activities:
Proceeds (payments) related to company-owned life insurance policies, net	(1.9)	(0.9)	0.7	3.7
Business acquisitions, net of cash acquired	0.3	—	(547.0)	(40.0)
Capital expenditures	(7.4)	(5.9)	(23.9)	(15.9)
Net cash used in continuing operations	(9.0)	(6.8)	(570.2)	(52.2)
Net cash used in discontinued operations	—	—	—	(13.9)
Net cash used in investing activities	(9.0)	(6.8)	(570.2)	(66.1)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	17.8	—	869.1	245.0
Repayments under senior credit facilities	(117.5)	—	(572.5)	(243.7)
Borrowings under trade receivables agreement	97.0	—	178.0	—
Repayments under trade receivables agreement	(113.0)	—	(162.0)	—
Net repayments under other financing arrangements	—	(0.1)	(0.4)	(0.8)
Payment of contingent consideration	—	—	—	(1.3)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	0.2	1.4	(1.3)	(3.5)
Repurchases of common stock	—	—	—	(33.7)
Financing fees paid	—	—	(1.3)	(1.9)
Net cash from (used in) continuing operations	(115.5)	1.3	309.6	(39.9)
Net cash from discontinued operations	—	—	—	1.0
Net cash from (used in) financing activities	(115.5)	1.3	309.6	(38.9)
Change in cash and equivalents due to changes in foreign currency exchange rates	0.9	1.6	(0.1)	2.9
Net change in cash and equivalents	2.9	(30.2)	(52.2)	(238.9)
Consolidated cash and equivalents, beginning of period	102.0	187.3	157.1	396.0
Consolidated cash and equivalents, end of period	$104.9	$157.1	$104.9	$157.1

	Twelve months ended
	December 31, 2023	December 31, 2022
Components of cash and equivalents:
Cash and equivalents	$99.4	$147.8
Cash and equivalents included in assets of DBT and Heat Transfer	5.5	9.3
Total cash and equivalents	$104.9	$157.1

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Twelve months ended
	December 31, 2023	December 31, 2022	Δ	%/bps	December 31, 2023	December 31, 2022	Δ	%/bps
HVAC reportable segment

Revenues	$312.5	$274.2	$38.3	14.0%	$1,122.3	$913.8	$208.5	22.8%
Gross profit	120.3	89.8	30.5		409.5	277.8	131.7
Selling, general and administrative expense	47.1	36.3	10.8		175.1	142.3	32.8
Income	$73.2	$53.5	$19.7	36.8%	$234.4	$135.5	$98.9	73.0%
as a percent of revenues	23.4%	19.5%		390 bps	20.9%	14.8%		610 bps

Detection & Measurement reportable segment

Revenues	$156.9	$155.1	$1.8	1.2%	$618.9	$547.1	$71.8	13.1%
Gross profit	67.6	72.4	(4.8)		264.1	247.2	16.9
Selling, general and administrative expense	38.0	35.4	2.6		145.3	133.1	12.2
Income	$29.6	$37.0	$(7.4)	(20.0)%	$118.8	$114.1	$4.7	4.1%
as a percent of revenues	18.9%	23.9%		-500 bps	19.2%	20.9%		-170 bps

Consolidated Revenues	$469.4	$429.3	$40.1	9.3%	$1,741.2	$1,460.9	$280.3	19.2%
Consolidated Operating Income (Loss)	63.1	(24.9)	88.0	353.4%	221.9	51.0	170.9	335.1%
as a percent of revenues	13.4%	(5.8)%		1920 bps	12.7%	3.5%		920 bps
Consolidated Segment Income	102.8	90.5	12.3	13.6%	353.2	249.6	103.6	41.5%
as a percent of revenues	21.9%	21.1%		80 bps	20.3%	17.1%		320 bps

Consolidated operating income (loss)	$63.1	$(24.9)	$88.0		$221.9	$51.0	$170.9
Exclude:
Corporate expense	14.2	18.4	(4.2)		58.4	68.6	(10.2)
Acquisition-related and other costs (1)	0.8	0.8	—		5.8	1.9	3.9
Long-term incentive compensation expense	3.4	3.2	0.2		13.4	10.9	2.5
Amortization of acquired intangible assets	11.5	5.4	6.1		43.9	28.5	15.4
Impairment of goodwill and intangible assets	—	13.4	(13.4)		—	13.4	(13.4)
Special charges, net	0.8	0.3	0.5		0.8	0.4	0.4
Other operating expense, net (2)	9.0	73.9	(64.9)		9.0	74.9	(65.9)
Total segment income	$102.8	$90.5	$12.3	13.6%	$353.2	$249.6	$103.6	41.5%
as a percent of revenues	21.9%	21.1%		80 bps	20.3%	17.1%		320 bps

(1) Represents certain acquisition-related costs incurred of $0.8 and $5.8 during the three and twelve months ended December 31, 2023, respectively, and $0.8 and $1.9 during the three and twelve months ended December 31, 2022, respectively, including additional “Cost of products sold” related to the step up of inventory (to fair value) acquired in connection with the ASPEQ acquisition of $0.0 and $3.6 during the three and twelve months ended December 31, 2023, respectively, and the ITL acquisition of $0.0 and $1.1 during the three and twelve months ended December 31, 2022, respectively.

(2) For the three and twelve months ended December 31, 2023 represents a charge related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses of $9.0. For the three and twelve months ended December 31, 2022, represents (i) the loss of $73.9 related to the Asbestos Portfolio Sale, (ii) asbestos-related charges of $0.0 and $2.3, respectively, partially offset by (iii) a gain during the twelve months of $1.3 related to the revision of a liability associated with contingent consideration on a recent acquisition.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Twelve months ended
	December 31, 2023
Beginning cash and equivalents	$157.1
Cash from continuing operations	243.8
Capital expenditures	(23.9)
Business acquisitions, net of cash acquired	(547.0)
Proceeds related to company-owned life insurance policies, net	0.7
Borrowings under senior credit facilities	869.1
Repayments under senior credit facilities	(572.5)
Borrowings under trade receivables agreement	178.0
Repayments under trade receivables agreement	(162.0)
Net repayments under other financing arrangements	(0.4)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(1.3)
Financing fees paid	(1.3)
Cash used in discontinued operations	(35.3)
Change in cash due to changes in foreign currency exchange rates	(0.1)
Ending cash and equivalents	$104.9

	Debt at				Debt at
	December 31, 2022	Borrowings	Repayments	Other	December 31, 2023
Revolving loans	$—	$569.1	$(569.1)	$—	$—
Term loans	245.0	300.0	(3.4)	—	541.6
Trade receivables financing arrangement	—	178.0	(162.0)	—	16.0
Other indebtedness	2.5	0.3	(0.7)	0.3	2.4
Less: Deferred financing costs associated with the term loans	(0.7)	—	—	(1.0)	(1.7)
Totals	$246.8	$1,047.4	$(735.2)	$(0.7)	$558.3

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Three months ended December 31, 2023
	HVAC	Detection & Measurement
Net Revenue Growth	14.0%	1.2%

Exclude: Foreign Currency	0.3%	1.4%

Exclude: Acquisitions	15.7%	—%

Organic Revenue Decline	(2.0)%	(0.2)%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Twelve months ended December 31, 2023
	HVAC	Detection & Measurement
Net Revenue Growth	22.8%	13.1%

Exclude: Foreign Currency	(0.2)%	0.3%

Exclude: Acquisitions	10.8%	0.4%

Organic Revenue Growth	12.2%	12.4%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME (LOSS)
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Operating income (loss)	$63.1	$(24.9)	$221.9	$51.0

Include - TSA Income (1)	—	0.5	0.3	2.9

Exclude:
Acquisition-related and other costs (2)	(1.6)	(3.5)	(13.6)	(16.7)

Other operating expense, net (3)	(9.0)	(73.9)	(9.0)	(74.9)

Amortization of acquired intangible assets	(11.5)	(5.4)	(43.9)	(28.5)

Impairment of goodwill and intangible assets	—	(13.4)	—	(13.4)

Adjusted operating income	$85.2	$71.8	$288.7	$187.4
as a percent of revenues	18.2%	16.7%	16.6%	12.8%

(1) Represents transition services income related to the Asbestos Portfolio Sale for the twelve months ended December 31, 2023 and the Transformer Solutions disposition for the three and twelve months ended December 31, 2022. Amounts recorded in non-operating income for U.S. GAAP purposes. The Asbestos Portfolio Sale and Transformer Solutions disposition are described in the Company’s most recent Form 10-K.

(2) For the three and twelve months ended December 31, 2023, represents (i) acquisition and strategic/transformation related costs of $0.8 and $7.8, respectively, (ii) certain integration costs of $0.8 and $2.2, respectively, and (iii) inventory step-up charges of $0.0 and $3.6, respectively, related to the ASPEQ acquisition. For the three and twelve months ended December 31, 2022, represents (i) acquisition and strategic/transformation related costs of $3.3 and $15.6, respectively, inclusive of “special charges” of $0.3, (ii) costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes of $0.2 and $0.8, respectively, (iii) inventory step-up charges related to our ITL acquisition of $0.0 and $1.1, respectively, and (iv) during the twelve months a gain of $0.8 related to forfeitures of long-term incentive compensation.

(3) For the three and twelve months ended December 31, 2023 represents a charge related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses of $9.0. For the three and twelve months ended December 31, 2022, represents (i) the loss of $73.9 related to the Asbestos Portfolio Sale, (ii) asbestos-related charges of $0.0 and $2.3, respectively, partially offset by (iii) a gain during the twelve months of $1.3 related to the revision of a liability associated with contingent consideration on a recent acquisition.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2023
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$102.8	$—	$102.8
Corporate expense (1)	(14.2)	0.8	(13.4)
Acquisition-related and other costs (2)	(0.8)	0.8	—
Long-term incentive compensation expense	(3.4)	—	(3.4)
Amortization of acquired intangible assets (3)	(11.5)	11.5	—
Special charges, net	(0.8)	—	(0.8)
Other operating expense, net (4)	(9.0)	9.0	—
Operating income	63.1	22.1	85.2

Other income (expense), net (5)	(12.4)	12.5	0.1
Interest expense, net	(9.0)	—	(9.0)
Income from continuing operations before income taxes	41.7	34.6	76.3
Income tax provision (6)	(10.1)	(7.5)	(17.6)
Income from continuing operations	31.6	27.1	58.7

Diluted shares outstanding	46.873		46.873

Earnings per share from continuing operations	$0.67		$1.25

(1) Adjustment represents the removal of acquisition and strategic/transformation related costs of $0.8.

(2) Adjustment represents the removal of integration costs of $0.7 and $0.1 within the HVAC and Detection & Measurement reportable segments, respectively.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $7.2 and $4.3 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of a charge related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses of $9.0.

(5) Adjustment represents the removal of non-service pension and postretirement charges of $12.5.

(6) Adjustment represents the tax impact of items (1) through (5) above and the removal of certain discrete income tax items that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve Months Ended December 31, 2023
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$353.2	$—	$353.2
Corporate expense (1)	(58.4)	8.1	(50.3)
Acquisition-related and other costs (2)	(5.8)	5.8	—
Long-term incentive compensation expense	(13.4)	—	(13.4)
Amortization of acquired intangible assets (3)	(43.9)	43.9	—
Special charges, net	(0.8)	—	(0.8)
Other operating expense, net (4)	(9.0)	9.0	—
Operating income	221.9	66.8	288.7

Other income (expense), net (5)	(10.1)	12.4	2.3
Interest expense, net	(25.5)	—	(25.5)
Income from continuing operations before income taxes	186.3	79.2	265.5
Income tax provision (6)	(41.6)	(23.2)	(64.8)
Income from continuing operations	144.7	56.0	200.7

Diluted shares outstanding	46.612		46.612

Earnings per share from continuing operations	$3.10		$4.31

(1) Adjustment represents the removal of acquisition and strategic/transformation related expenses of $7.8 and a reclassification of transition services income of $0.3 from “Other income (expense), net.”

(2) Adjustment represents the removal of (i) an inventory step-up charge of $3.6 related to the ASPEQ acquisition within the HVAC reportable segment and (ii) integration costs of $1.7 and $0.5 within the HVAC and Detection & Measurement reportable segments, respectively.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $26.7 and $17.2 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of a charge related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses of $9.0.

(5) Adjustment represents the removal of (i) non-service pension and postretirement losses ($16.1) and (ii) the removal of a charge related to the Asbestos Portfolio Sale of $0.2, partially offset by (i) a gain on an equity security associated with a fair value adjustment ($3.6) and (ii) the reclassification of income related to a transition services agreement ($0.3) to "Corporate expense."

(6) Adjustment primarily represents the tax impact of items (1) through (5) above and the removal of certain discrete income tax items that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended December 31, 2022
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$90.5	$—	$90.5
Corporate expense (1)	(18.4)	2.9	(15.5)
Acquisition-related and other costs (2)	(0.8)	0.8	—
Long-term incentive compensation expense	(3.2)	—	(3.2)
Amortization of acquired intangible assets (3)	(5.4)	5.4	—
Impairment of goodwill and intangible assets (4)	(13.4)	13.4	—
Special charges, net (5)	(0.3)	0.3	—
Other operating expense, net (6)	(73.9)	73.9	—
Operating income (loss)	(24.9)	96.7	71.8

Other income (expense), net (7)	4.6	(7.7)	(3.1)
Interest expense, net	(1.7)	—	(1.7)
Income (loss) from continuing operations before income taxes	(22.0)	89.0	67.0
Income tax provision (8)	(2.8)	(10.2)	(13.0)
Income (loss) from continuing operations	(24.8)	78.8	54.0

Diluted shares outstanding	45.236		46.311

Earnings (loss) per share from continuing operations	$(0.55)		$1.17

(1) Adjustment represents the removal of acquisition and strategic/transformation related expenses ($2.2), costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes ($0.2), as well as a reclassification of transition services income ($0.5) from "Other income (expense), net."

(2) Adjustment represents the removal of integration costs of $0.4 and $0.4 within the HVAC and Detection & Measurement reportable segments, respectively.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $1.2 and $4.2 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of non-cash charges related to the impairment of goodwill and intangible assets.

(5) Adjustment represents the removal of a non-cash asset write-down associated with acquisition integration activities.

(6) Adjustment represents the removal of the loss related to the Asbestos Portfolio Sale.

(7) Adjustment represents the removal of non-service pension and postretirement gains ($7.2), and the reclassification of income related to a transition services agreement ($0.5) to "Corporate expense."

(8) Adjustment represents the tax impact of items (1) through (7) above and the removal of certain discrete income tax items that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Twelve Months Ended December 31, 2022
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$249.6	$—	$249.6
Corporate expense (1)	(68.6)	18.2	(50.4)
Acquisition-related and other costs (2)	(1.9)	1.9	—
Long-term incentive compensation expense (3)	(10.9)	(0.8)	(11.7)
Amortization of acquired intangible assets (4)	(28.5)	28.5	—
Impairment of goodwill and intangible assets (5)	(13.4)	13.4	—
Special charges, net (6)	(0.4)	0.3	(0.1)
Other operating expense, net (7)	(74.9)	74.9	—
Operating income	51.0	136.4	187.4

Other income (expense), net (8)	(15.2)	16.7	1.5
Interest expense, net	(7.6)	—	(7.6)
Loss on amendment/refinancing of senior credit agreement (9)	(1.1)	1.1	—
Income from continuing operations before income taxes	27.1	154.2	181.3
Income tax provision (10)	(7.3)	(30.7)	(38.0)
Income from continuing operations	19.8	123.5	143.3

Diluted shares outstanding	46.221		46.221

Earnings per share from continuing operations	$0.43		$3.10

(1) Adjustment represents the removal of acquisition and strategic/transformation related expenses incurred during the period ($14.5), costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes ($0.8), as well as a reclassification of transition services income ($2.9) from "Other income (expense), net."

(2) Adjustment represents the removal of inventory step-up charges related to the ITL acquisition of $1.1 within the Detection & Measurement reportable segment and integration costs of $0.4 and $0.4 within the HVAC and Detection & Measurement reportable segments, respectively.

(3) Adjustment represents the removal of a gain of $0.8 related to long-term incentive compensation forfeitures.

(4) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $11.5 and $17.0 within the HVAC and Detection & Measurement reportable segments, respectively.

(5) Adjustment represents the removal of non-cash charges related to the impairment of goodwill and intangible assets.

(6) Adjustment represents the removal of a non-cash asset write-down associated with acquisition integration activities.

(7) Adjustment represents the removal of (i) the loss related to the Asbestos Portfolio Sale ($73.9), (ii) a charge of ($2.3) related to revisions of recorded liabilities for asbestos-related claims, and (iii) a gain of ($1.3) related to a revision of the liability associated with contingent consideration on a recent acquisition.

(8) Adjustment represents the removal of (i) asbestos-related charges ($16.5), (ii) a loss on an equity security associated with a fair value adjustment ($3.0), and (iii) non-service pension and postretirement losses ($0.1), partially offset by the reclassification of income related to a transition services agreement ($2.9) to "Corporate expense."

(9) Adjustment represents the removal of a non-cash charge and certain expenses incurred in connection with an amendment to our senior credit agreement.

(10) Adjustment primarily represents the tax impact of items (1) through (9) above and the removal of certain discrete income tax items that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
Three Months Ended December 31, 2023 and 2022
(Unaudited; in millions)

	Three months ended
	December 31, 2023	December 31, 2022
Net income (loss)	$31.5	$(27.3)

Exclude:
Income tax provision	(10.1)	(2.8)
Interest expense, net	(9.0)	(1.7)
Amortization expense (1)	(11.6)	(5.5)
Depreciation expense	(5.2)	(4.0)
Loss from discontinued operations, net of tax	(0.1)	(2.5)
EBITDA	67.5	(10.8)

Exclude:
Acquisition and strategic/transformation related costs (2)	(0.8)	(2.4)
Acquisition-related and other costs (3)	(0.8)	(0.8)
Impairment of goodwill and intangible assets	—	(13.4)
Special charges, net (4)	—	(0.3)
Other operating expense, net (5)	(9.0)	(73.9)
Non-service pension and postretirement adjustments	(12.5)	7.2
Adjusted EBITDA	$90.6	$72.8
as a percent of revenues	19.3%	17.0%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Intangible amortization” and amortization of capitalized software costs recorded within “Cost of products sold.”

(2) For the three months ended December 31, 2023 and 2022, adjustments represent the removal of acquisition and strategic/transformation related costs of $0.8 and $2.2, respectively and during the three months ended December 31, 2022 costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes ($0.2).

(3) For the three months ended December 31, 2023 adjustment represents the removal of integration costs of $0.7 and $0.1 within the HVAC and Detection & Measurement reportable segments, respectively. For the three months ended December 31, 2022, adjustment represents the removal of integration costs of $0.4 and $0.4 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of a non-cash asset write-down associated with acquisition integration activities.

(5) For the three months ended December 31, 2023, adjustment represents the removal of a charge related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses of $9.0. For the three months ended December 31, 2022, adjustment represents the removal of the loss related to the Asbestos Portfolio Sale.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
Twelve Months Ended December 31, 2023 and 2022
(Unaudited; in millions)

	Twelve months ended
	December 31, 2023	December 31, 2022
Net income	$89.9	$0.2

Exclude:
Income tax provision	(41.6)	(7.3)
Interest expense, net	(25.5)	(7.6)
Amortization expense (1)	(44.0)	(28.6)
Depreciation expense	(19.2)	(17.8)
Loss from discontinued operations, net of tax	(54.8)	(19.6)
EBITDA	275.0	81.1

Exclude:
Acquisition and strategic/transformation related costs (2)	(7.8)	(15.3)
Acquisition-related and other costs (3)	(5.8)	(1.9)
Long-term incentive compensation expense forfeitures (4)	—	0.8
Impairment of goodwill and intangible assets	—	(13.4)
Special charges, net (5)	—	(0.3)
Other operating expense, net (6)	(9.0)	(74.9)
Non-service pension and postretirement losses	(16.1)	(0.1)
Asbestos-related charges	(0.2)	(16.5)
Fair value adjustments on an equity security	3.6	(3.0)
Loss on amendment/refinancing of senior credit agreement	—	(1.1)
Adjusted EBITDA	$310.3	$206.8
as a percent of revenues	17.8%	14.2%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Intangible amortization” and amortization of capitalized software costs recorded within “Cost of products sold.”

(2) For the twelve months ended December 31, 2023 and 2022, adjustment represents the removal of acquisition and strategic/transformation related costs of $7.8 and $14.5, respectively and during the twelve months ended December 31, 2022, costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes ($0.8).

(3) During the twelve months ended December 31, 2023, adjustment represents the removal of (i) an inventory step-up charge of $3.6 related to the ASPEQ acquisition within the HVAC reportable segment and (ii) integration costs of $1.7 and $0.5 within the HVAC and Detection & Measurement reportable segments, respectively. During the twelve months ended December 31, 2022, adjustment represents the removal of (i) an inventory step-up charge related to the ITL acquisition of $1.1 within the Detection & Measurement reportable segment and (ii) integration costs of $0.4 and $0.4 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of a gain of $0.8 related to long-term incentive compensation forfeitures.

(5) Adjustment represents the removal of a non-cash asset write-down associated with acquisition integration activities.

(6) For the twelve months ended December 31, 2023, adjustment represents the removal of a charge related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses of $9.0. For the twelve months ended December 31, 2022, adjustment represents the removal of (i) the loss related to the Asbestos Portfolio Sale ($73.9), (ii) a charge of ($2.3) related to revisions of recorded liabilities for asbestos-related claims, and (iii) a gain of ($1.3) related to a revision of the liability associated with contingent consideration on a recent acquisition.